EXHIBIT 11.1


ICY SPLASH FOOD AND BEVERAGE, INC.

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
(Unaudited)


                                               THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,

                                                    2000             1999             2000              1999
                                                -----------       -----------      -----------       -----------
BASIC EARNINGS PER SHARE:

Net (loss) income                               $   (19,812)      $    16,146      $   (52,234)      $    45,546
                                                -----------       -----------      -----------       -----------

Weighted average shares outstanding               6,600,000         6,600,000        6,600,000         6,600,000
                                                -----------       -----------      -----------       -----------

Basic earnings per share                        $      --         $      --        $   (.01)         $    .01
                                                ===========       ===========      ===========       ===========
Diluted earnings per share:

Net (loss) income                               $   (19,812)      $    16,146      $   (52,234)      $    45,546
                                                -----------       -----------      -----------       -----------

Weighted average and dilutive shares:
    Weighted average shares outstanding           6,600,000         6,600,000        6,600,000         6,600,000
    Dilutive shares (Antidilutive in 2000)             --             950,000             --             950,000
                                                -----------       -----------      -----------       -----------
                                                  6,600,000         7,550,000        6,600,000         7,550,000
                                                -----------       -----------      -----------       -----------

Diluted earnings per share                      $      --         $      --        $   (.01)         $    .01
                                                ===========       ===========      ===========       ===========


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